Exhibit 23.1

Independent Auditors’ Consent

The Board of Directors and Shareholders of
Accenture Ltd:

We consent to the use of our report dated October 9, 2003, with respect to the consolidated balance sheets of Accenture Ltd as of August 31, 2003 and 2002, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for the years then ended, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ KPMG LLP
Chicago, Illinois
April 2, 2004